EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of International Wireless, Inc. (formerly Origin Investment Group Inc.) (the "Company") on Form S-8 of our report dated February 22, 2002 (except for notes 14c, 14e and 14f which are dated April 11, 2002) which report includes an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the company's annual report on Form 10-KSB for the year ended December 31, 2001.


/s/  Marcum & Kliegman LLP
-----------------------------
MARCUM & KLIEGMAN LLP

New York, New York
April 24, 2002


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